CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

TDE GROUP LIMITED

This Charter outlines the purpose, composition and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of TDE Group Limited, a Cayman Islands exempt company (the “Company”).

I. PURPOSE

The Committee has been established to: (a) represent and assist the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, including the integrity of the financial statements, and the independent auditors’ qualifications and independence; (b) oversee the preparation of the report required by Securities and Exchange Commission (“SEC”) rules for inclusion in the Company’s annual proxy statement; (c) retain and terminate the Company’s independent auditors; (d) approve in advance all audit and permissible non-audit services to be performed by the independent auditors; (e) approve related person transactions; and (f) perform such other functions as the Board may from time to time assign to the Committee.

II. COMPOSITION

The Committee shall be composed of at least three members (including a Chairperson), all of whom shall be “independent,” as such term is defined for directors and audit committee members in the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market LLC, as determined by the Board. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. All members of the Committee shall be able to read and understand financial statements at the time of their appointment and at least one member of the Committee shall qualify as an “audit committee financial expert” as such term is defined in the rules and regulations of the SEC, as determined by the Board. In addition, no Committee member may have participated in the preparation of the financial statements of the Company or any of the Company’s current subsidiaries at any time during the past three years. No member of the Committee may accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or its subsidiaries other than the fees received for service as a member of the Board or any Board committee. The Chairperson shall maintain regular communication with the Company’s Chief Executive Officer, Chief Financial Officer and the lead partner of the independent auditors. The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interest of the Company. Any such subcommittee must be composed entirely of one or more members of the Committee, and therefore be composed of independent directors who satisfy the requirements of this Section II.

III. MEETING REQUIREMENTS

The Committee shall meet as necessary to enable it to fulfill its responsibilities but at least quarterly. A majority of the members, but not less than two members, shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members.

The Committee may ask members of management, employees, outside counsel, the independent auditors, or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments, reporting on the Committee’s activities to the Board and being the lead liaison between the Committee and the Company’s management and independent auditors.

As part of its responsibility to foster free and open communication, the Committee shall meet periodically in separate executive sessions with the independent auditors, and may also meet in separate executive sessions with such other individuals as the Committee chooses, including the principal internal auditor and/or a senior attorney within the office of the General Counsel.

IV. COMMITTEE RESPONSIBILITIES

In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A. Oversight of the Financial Reporting Processes

1.

Review and discuss with the independent auditors the matters required to be discussed by the independent auditors under Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and amended from time to time, or any successor standard, rule or regulation.

2.

Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas that may materially impact the Company’s financial statements or accounting policies.

3.	Review with management and the independent auditors the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements.

B. Review of Documents and Reports

1.

Review and discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements (including disclosures under the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations and any report by the independent auditors related to the financial statements.

2.

Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 20-F.

3.	Review and discuss earnings press releases with management and the independent auditors.

4.	Oversee the preparation of the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

C. Independent Auditors Matters

1.

Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. In this regard, the Committee shall appoint and retain, and submit for ratification by the Company’s shareholders, compensate, and evaluate the independent auditors and terminate the independent auditors when circumstances warrant. The independent auditors shall report directly to the Committee.

2.

Evaluate, on an annual basis, the independent auditors’ qualifications, performance and independence, including the experience and qualifications of the senior members of the audit team. In doing its evaluation, the Committee shall consider all professional services rendered by the independent auditors and its affiliates. Consistent with the rules of the PCAOB, the Committee shall obtain and review a report by the independent auditors describing any relationships between the independent auditors, and the Company or individuals in financial reporting oversight roles at the Company, that may reasonably be thought to bear on the independent auditors’ independence and discuss with the independent auditors the potential effects of any such relationships on independence.

3.

Approve, in advance, all audit and permissible non-audit services to be provided by the independent auditors, and establish policies and procedures for the preapproval of audit and permissible non-audit services to be provided by the independent auditors. The Committee may delegate to one or more of its members the authority to grant pre-approvals, provided that any such approvals are presented to the full Committee at its next scheduled meeting.

4.

The Committee shall oversee the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s independent auditors.

5.	As appropriate, review and approve the hiring of employees or former employees of the independent auditors.

D. Internal Controls and Disclosure Controls

1.

Review and discuss the adequacy and effectiveness of the Company’s internal controls, including periodically receiving reports from the Company’s independent auditors and Chief Executive Officer and Chief Financial Officer regarding the Company’s system of internal controls.

2.

Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures, including periodically receiving reports from management regarding the Company’s disclosure controls and procedures.

3.

Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	Review and discuss with the independent auditors and management any significant disagreements between them regarding financial reporting.

5.

Review with the independent auditors (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, and (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

E. Internal Audit (if applicable)

1.	Review and discuss with the principal internal auditor of the Company the results of the internal audit.

2.

Annually review and discuss with the principal internal auditor of the Company the annual internal audit plan and the adequacy of internal audit resources, and the performance and effectiveness of the internal audit function.

3.	Review and concur in the appointment, and dismissal when appropriate, of the principal internal auditor, and the compensation of the principal internal auditor.

F. Other Responsibilities

1.	Review and approve “related person transactions” as such term is defined in the rules and regulations of the SEC.

2.

To oversee the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

3.	Annually conduct a performance evaluation of the Committee and evaluate the adequacy of this Charter, and recommend any proposed changes to the Board for approval.

4.

To the extent the Company plans to rely on “end-user exception” regulations established by the Commodity Futures Trading Commission, at least annually, review and approve on behalf of the Company and any applicable subsidiaries, the Company’s decision to enter into swaps that are exempt from exchange- execution and clearing under the end-user exception, and review and discuss with management applicable Company policies governing the Company’s use of swaps subject to the end-user exception.

5.

Establish procedures for the receipt, retention and treatment of complaints received by the Company from attorneys appearing and practicing before the SEC regarding evidence of a material violation of securities law, breach of fiduciary duty or similar violation by the Company or any of its agents.

V. ADVISORS TO THE COMMITTEE

The Committee may retain, at the Company’s expense, legal, accounting or other advisors, as it deems necessary to carry out its duties, and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors and for the payment of ordinary administrative expenses that are necessary or appropriate in carrying out the Committee’s duties. The Committee shall have sole authority to retain and terminate any such advisors, including the sole authority to negotiate and approve reasonable fees and retention terms of such advisors. The Committee shall comply with the Company’s then-current level review of contracts and budget procedures.

VI. LIMITATION OF RESPONSIBILITY

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. It is recognized that members of the Committee are not full-time employees of the Company and, in fulfilling their responsibilities, each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company from which it receives information.